Exhibit 10.4

Name of Participant: Ernie Herrman

THE TJX COMPANIES, INC. EXECUTIVE SEVERANCE PLAN

PARTICIPATION AGREEMENT
This participation agreement (this “Participation Agreement”) by and between the undersigned participant (“Participant”) and The TJX Companies, Inc. (“TJX”) is hereby made and entered into as of September 27, 2018 (the “Participation Date”) pursuant to The TJX Companies, Inc. Executive Severance Plan (the “Plan”). Capitalized terms that are used and that are not defined herein will have the meanings given to them in the Plan.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and TJX hereby agree as follows:
1.Acceptance of Plan Terms; Acknowledgments. Participant hereby acknowledges and agrees that from and after the Participation Date, he shall be a participant under the Plan and shall be bound by all the terms and conditions thereof and this Participation Agreement, including without limitation as to the Covered Benefits provisions and restrictive covenants set forth therein, except as otherwise set forth below. Participant further acknowledges and agrees that he has had an opportunity to consult with independent legal counsel regarding the contents of this Participation Agreement and the Plan and that he is entering into this Participation Agreement knowingly, voluntarily, and with full knowledge of its significance.
2.    Severance Benefits. The Termination Period under Section 6(a) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Section 6 of the Plan shall be fully applicable with respect to Participant.
3.    Restrictive Covenants. The Noncompetition Period under Section 8(b) of the Plan shall hereby extend for twenty-four (24) months after the Date of Termination and, except as modified on the attached Schedule, Section 8 of the Plan shall be fully applicable with respect to Participant.
4.    Employment Agreement Amendment. The employment agreement between Participant and TJX dated January 29, 2016 (the “Employment Agreement”), is hereby amended as of the Participation Date to:

(a)
Delete Section 5(a) of the Employment Agreement; provided, that to the extent other provisions of the Employment Agreement refer to said Section 5(a), they shall be deemed instead to refer, mutatis mutandis, to the applicable provisions of Section 6 of the Plan; and

(b)	Delete Section 8(b) of the Employment Agreement.

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Name of Participant: Ernie Herrman

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

THE TJX COMPANIES, INC.
By: /s/ Carol Meyrowitz
Name: Carol Meyrowitz
Title: Executive Chairman of the Board

Name of Participant: Ernie Herrman

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed as an agreement under seal as of the date first written above.

PARTICIPANT:
/s/ Ernie Herrman
Name: Ernie Herrman

Name of Participant: Ernie Herrman

SCHEDULE

MODIFICATIONS TO SECTION 6 OF THE PLAN

Section 6(f) of the Plan is hereby modified by adding the following to the end thereof:

“In addition, (i) if the Participant’s employment by the Company is terminated by the Company other than for Cause, subject to Section 8 below, any stock options held by the Participant immediately prior to such termination will vest to the extent not previously vested and will thereafter remain exercisable only for such post-termination exercise period as is provided under the terms of the award and (ii) in the event of the Participant’s death or termination by reason of Disability during fiscal year 2019, the Participant will be entitled to receive the Supplemental Employer Credits under the Company’s Executive Savings Plan, as described in the employment agreement between Participant and TJX dated January 29, 2016, for fiscal year 2019 based on corporate MIP payout for such year.
Notwithstanding the first paragraph of this Section 6(f), any awards of performance-based restricted stock with LRPIP-based performance criteria (‘Outstanding PBRS Awards’), performance share units (including any similar award, as determined by the Administrator, ‘Outstanding PSUs’) and restricted stock units (including any similar award, as determined by the Administrator, ‘Outstanding RSUs’) in each case granted to Participant under the Stock Incentive Plan and held by Participant on the Date of Termination, shall be treated as follows:

(A)
Outstanding PBRS Awards. (A) In the case of any Outstanding PBRS Award for which the applicable LRPIP performance period is scheduled to end after the Date of Termination, a portion of the Outstanding PBRS Award, equal to the ratio of the number of fiscal years in such LRPIP performance period ending after the Date of Termination to the total number of fiscal years in such LRPIP performance period, shall be immediately forfeited; (B) all service conditions remaining with respect to all other or remaining portions of the Outstanding PBRS Awards (after giving effect to any forfeitures described in clause (A) above (the ‘Prorated Outstanding PBRS Awards’)) shall be deemed satisfied; and (C) subject to Section 8, each Prorated Outstanding PBRS Award shall vest, if at all, on the date on which the Committee certifies as to the LRPIP performance results for the applicable LRPIP performance period (the ‘Determination Date’) in accordance with the terms of the Prorated Outstanding PBRS Award; provided that, to the extent the Prorated Outstanding PBRS Award does not so vest, the Prorated Outstanding PBRS Award shall be forfeited as of the Determination Date.

(B)
Outstanding PSUs. Participant shall be eligible for proration with respect to the service condition applicable to the Outstanding PSUs (the ‘Service Condition’) as set forth in the award agreement for the Outstanding PSUs; provided, that any

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Name of Participant: Ernie Herrman

right to receive or retain shares subject to the Outstanding PSUs for which the Service Condition has been deemed satisfied shall remain subject to applicable performance conditions, with any such shares delivered in accordance with and subject to the terms set forth in such award agreement.

(C)
Outstanding RSUs. Participant shall be eligible for prorated vesting with respect to the Outstanding RSUs as set forth in the award agreement for the Outstanding RSUs; provided, that any delivery or retention of vested shares subject to the Outstanding RSUs shall be undertaken in accordance with and subject to the terms set forth in such award agreement.”

MODIFICATIONS TO SECTION 8 OF THE PLAN

1.    Section 8(e) of the Plan is hereby replaced in its entirety with the following:

“The Participant shall notify the Administrator immediately upon securing employment or becoming self-employed at any time within the Noncompetition Period or the Nonsolicitation Period, and shall provide to the Administrator such details concerning such employment or self-employment as it may reasonably request in order to ensure compliance with the terms hereof.”

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